UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 3, 2004

INFOTECH USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22693	11-2889809

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
7 Kingsbridge Road, Fairfield, New Jersey	07004

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:          (973) 227-8772

Item 5.   Other Events and Required FD Disclosure

        On September 5, 2003, InfoTech USA, Inc. (the “Company”) received a letter from IBM Credit LLC (“IBM”) constituting formal notice of termination of the Agreement for Wholesale Financing dated as of April 20, 1994 between the Company and IBM (the “Agreement”), effective March 10, 2004. On March 3, 2004, the Company and IBM entered into an agreement pursuant to which IBM has agreed to extend the termination date of the Agreement from March 10, 2004 to April 9, 2004 and the Company has agreed to reduce its credit line under the Agreement from $2,500,000 to $1,750,000. A copy of the agreement entered into between the Company and IBM on March 3, 2004 is attached hereto as Exhibit 10.1.

        The Company is currently in negotiations with a financing company to replace the credit line under the Agreement. While the Company believes that it will be successful in obtaining a replacement for the credit line prior to April 9, 2004, there can be no assurance that the Company will be successful in negotiating such a replacement or that, if successful, such a replacement will be on terms favorable to the Company. The Company’s inability to have continuous access to financing at reasonable costs may materially and adversely impact its financial condition, results of operations and cash flows.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

      (c) Exhibits.

10.1	Letter agreement, dated March 3, 2004, from IBM Credit LLC to InfoTech USA, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOTECH USA, INC. (Registrant)

Date: March 10, 2004	By:	/s/ J. ROBERT PATTERSON
J. Robert Patterson Vice President, Chief Financial Officer, Treasurer and Director